================================================================================

                              AGREEMENT OF PURCHASE
                               AND SALE OF ASSETS

                                 By and Between

                         CARIBINER INTERNATIONAL, INC.,
                                       and
            GENERAL ELECTRIC CAPITAL COMPUTER LEASING CORPORATION

================================================================================


                               September 12, 1996

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.    (a)  Purchase and Sale of Assets.......................................1
      (b)   Assumed Liabilities..............................................4
      (c)   Excluded Assets.  ...............................................5
      (d)   Acquisition by Subsidiaries......................................5
      (e)   Consent of Third Parties.........................................5

2.    (a)  Purchase Price....................................................6
      (b)   Allocation of Purchase Price.....................................6
      (c)   Purchase Price Adjustments.......................................7

3.    (a)   Closing..........................................................7
      (b)   Further Action...................................................7

4.    (a)   Seller's Obligations at the Closing; Covenants; Further
             Assurances......................................................8
      (c)   Liability for Transfer Taxes....................................11
      (d)   Use of Business Name............................................11
      (e)   Further Assurances..............................................11

5.    Purchaser's Obligations at the Closing................................12

6.    Representations and Warranties of Seller .............................12
      (a)   Organization, Standing and Qualification........................12
      (b)   Subsidiaries....................................................13
      (c)   Transactions with Certain Persons...............................13
      (d)   Execution, Delivery and Performance of Agreement;
             Authority......................................................13
      (e)   Capitalization..................................................14
      (f)   Financial Statements............................................14
      (g)   Absence of Undisclosed Liabilities..............................15
      (h)   Taxes...........................................................15
      (i)   Absence of Changes or Events....................................16
      (j)   Litigation......................................................18
      (k)   Compliance with Laws and Other Instruments......................19
      (l)   Title to Properties.............................................19
      (m)   Schedules.......................................................19
      (n)   Contracts.......................................................21
      (o)   Territorial Restrictions........................................22
      (p)   Inventories.....................................................23
      (q)   Customers.......................................................23
      (r)   Suppliers; Raw Materials........................................23
      (s)   Intellectual Property...........................................24
            (i)    Title....................................................24
            (ii)   Transfer.................................................24
            (iii)  No Infringement..........................................24
            (iv)   Licensing Arrangements...................................24
            (v)    No Intellectual Property Litigation......................25

            (vi)   Use of Name and Mark.....................................25

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

      (t)   Insurance.......................................................25
      (u)   Real Property...................................................25
            (i)    Leases...................................................25
            (ii)   No Proceedings...........................................26
            (iii)  Current Use..............................................26
      (v)   Environmental Matters...........................................26
            (i)    Permits..................................................26
            (ii)   No Violations............................................27
            (iii)  Other....................................................27
            (iv)   Definitions..............................................29
      (w)   No Guaranties...................................................30
      (x)   Receivables.....................................................30
      (y)   Absence of Certain Business Practices...........................30
      (z)   Disclosure......................................................30
      (aa)  Labor Matters; Labor Disputes...................................30
      (bb)  Unbilled Costs and Advance Billings.............................31

7.    Representations and Warranties by Purchaser...........................31
      (a)   Organization....................................................31
      (b)   Execution, Delivery and Performance of Agreement................31
      (c)   Litigation......................................................32

8.    Employment Matters....................................................32

9.    Conduct of Business Prior to Closing..................................34
            (i)    Liabilities..............................................34
            (ii)   Litigation...............................................34
            (iii)  Compliance with Laws.....................................34
            (iv)   Continued Effectiveness of Representations
                    and Warranties..........................................34

10.   Access to Information and Documents...................................35

11.   Bulk Sales Compliance.................................................36

12.   Conditions Precedent..................................................37
      (a)  Conditions to Obligations of Each Party..........................37
      (b)  Conditions to Obligations of the Purchaser.......................37
      (c)  Conditions to Obligations of Seller..............................38

13.   Indemnification.......................................................39

14.   Nature and Survival of Representations and Warranties;
      Rules Regarding Indemnification and Other Actions.....................41


15.   Financial Statements; Closing Date Balance Sheet......................42

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

16.   Hart-Scott-Rodino.....................................................43

17.   (a)   Software License and Support Agreement; Continuing
             Services Agreement.............................................43
      (b)   Software License and Support Agreement..........................43
      (c)   Continuing Services Agreement...................................43

18.   (a)   Termination.....................................................44
      (b)   Effect of Termination...........................................44

19.   Notices...............................................................45

20.   Expenses..............................................................45

21.   Miscellaneous.........................................................45


SCHEDULES

Schedule 1(a)(ii)            -  Bill of Sale

Schedule 1(a)(xv)            -  Fixed Assets

Schedule 1(b)                -  Assumed Liabilities

Schedule 1(c)                -  Excluded Assets

Schedule 2(b)                -  Allocation of Purchase Price

Schedule 2(c)                -  Purchase Price Adjustments

Schedule 2(c)(i)             -  Tangible Assets

Schedule 4(a)(vi)            -  Opinion of Seller's Counsel

Schedule 4(a)(vii)           -  Non-Competition Undertaking

Schedule 4(a)(viii)          -  Lease Assignment

Schedule 4(a)(ix)            -  Personal Property Assignment


Schedule 4(a)(x)             -  Intellectual Property Assignment

Schedule 4(a)(xv)            -  Referral Agreement

Schedule 4(a)(xvi)           -  Purchase Agreement Guaranty

                                TABLE OF CONTENTS
                                   (continued)

Schedule 4(a)(xviii)         -  Assignment of Goot Acquisition
                                Agreement

Schedule 4(a)(xiii)(1)       -  Letter from Seller to Goot re:
                                Assignment

Schedule 5(a)(iv)            -  Opinion of Purchaser's Counsel

Schedule 6(a)                -  States where Seller is
                                Qualified to do Business

Schedule 6(c)                -  Transactions with Certain Persons

Schedule 6(d)                -  Conflicts

Schedule 6(f)                -  Financial Statements

Schedule 6(h)                -  Unpaid Taxes

Schedule 6(i)                -  Changes or Events

Schedule 6(i)(ix)            -  August 7, 1996 Budget for the Business

Schedule 6(j)                -  Litigation

Schedule 6(k)                -  Compliance with Laws

Schedule 6(l)                -  Encumbered Assets

Schedule 6(m)                -  List of Property and Agreements

Schedule 6(m)(v)             -  Casualty Insurance

Schedule 6(n)                -  Contracts

Schedule 6(n)(iii)           -  Excluded Contracts

Schedule 6(p)                -  Obsolete/Discontinued Inventory

Schedule 6(q)                -  Customers


Schedule 6(r)                -  Suppliers

Schedule 6(s)                -  Intellectual Property

Schedule 6(s)(vi)            -  Use of Name Restrictions

Schedule 6(t)                -  Insurance Claims

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----

Schedule 6(u)                -  Real Property Leases

Schedule 6(v)(i)             -  Environmental Permits

Schedule 6(v)(iii)           -  Environmental Exceptions

Schedule 6(y)                -  Certain Business Practices

Schedule 6(bb)               -  Unbilled Costs and Advance Billings

Schedule 8(b)                -  Employee Plans

Schedule 8(f)                -  Retained Employees

Schedule 17(a)               -  Software License and Support Agreement

Schedule 17(a)(i)            -  Software Side Letter

Schedule 17(b)               -  Continuing Services Agreement

                   AGREEMENT OF PURCHASE AND SALE OF ASSETS

     AGREEMENT (this "Agreement"), dated September 12, 1996, by and between CARIBINER INTERNATIONAL, INC., a Delaware corporation having its principal office at 16 West 61st Street, New York, New York 10023 ("Purchaser") and GENERAL ELECTRIC CAPITAL COMPUTER LEASING CORPORATION, a California corporation having its principal office at 6875 Jimmy Carter Boulevard, Norcross, Georgia 30071 ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller, through its "Total Audio Visual Services" division, is engaged in the rental and sale of audio visual equipment and the providing of related services (the "Business"); and

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain assets constituting substantially all of the Business on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in order to set forth the terms and conditions of the purchase and sale of assets and the manner of carrying the same into effect, the parties hereto hereby agree as follows:

     1. (a) Purchase and Sale of Assets. Except as set forth on Schedule 1(c) annexed hereto, subject to and upon the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer, convey, assign and deliver to Purchaser (or a designated subsidiary of Purchaser as contemplated by subsection
(d) hereof), and Purchaser agrees to purchase, receive and take assignment of (or to cause one or more of its subsidiaries to purchase), at the Closing (as defined in Section 3 hereof), all of the business, assets, properties, goodwill and rights of the Business as a going concern, of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller, relating to or used or held for use in connection with the Business (hereinafter sometimes collectively called "Seller's Assets"), including, without limitation:

          (i) all right, title and interest in and to any and all United States and foreign: (A) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (B) trademarks, service marks, trade names (including, without limitation, any trade names acquired by Seller in connection with its acquisition of the Business), trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (C) copyrights (including software) and registrations thereof; (D) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (E) mask work and other semiconductor chip rights and registrations thereof; (F) intellectual property rights similar to any of the foregoing; (G) copies and tangible embodiments thereof (in whatever form or medium, including electronic media)(collectively, "Intellectual Property");

          (ii) the assets referred to in the form of Bill of Sale as set forth in Schedule 1(a)(ii) annexed hereto;

          (iii) the assets reflected on the Balance Sheet referred to in Section 6(f) hereof, with only such disposition of such assets as shall have occurred in the ordinary course of the Business between the Balance Sheet Date (as defined in Section 6(f) hereof) and the Closing;

          (iv) all machinery, equipment, fixtures, leasehold improvements, furniture, furnishings, automobiles, trucks, vehicles, parts and other tangible personal property (including, but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other party);

          (v) all rights in and to inventory of equipment held for sale or rent, spare parts, replacement and component parts, and office and other supplies ("Inventories"), including Inventories held at any location for Seller and Inventories previously purchased and in transit to Seller;

          (vi) all rights in and to Inventories (including, but not limited to, products hereafter returned or repossessed and unpaid, Seller's rights of rescission, replevin, reclamation and rights to stoppage in transit);

          (vii) all rights (including, but not limited to, any and all Intellectual Property rights) in and to the products and services sold, rented or leased and in and to any products or other Intellectual Property rights under research or development prior to or on the Closing Date;

          (viii) all of the rights of the Seller under all Contracts (as defined in Section 6(n) hereof) and, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts;

          (ix) all credits, prepaid expenses, deferred charges, return allowances, advance payments, security deposits and prepaid items;


          (x) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained by Seller in respect of the Business, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, and sales order files;

          (xi) to the extent their transfer is permitted by law, all consents, approvals, authorizations, waivers, permits, grants, franchises, concessions, agreements, licenses, exemptions or orders of regulation, certificate, declaration or filing with, or report or notice to any entity issued, executed, delivered or otherwise made to or for the benefit of the Business and/or Seller's Assets, including all applications thereof (collectively, the "Consents") including, but not limited to, the Consent (the "Governmental Approval") of any nation, or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization

          (collectively, the "Governmental Authority" or "Governmental Authorities);

          (xii) all rights to choses in action, causes of action, claims and rights of recovery or setoff, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller with respect to the Business or the ownership, use, function or value of any of Seller's Assets whether arising by way of counterclaim or otherwise;

          (xiii) all guarantees, warranties, indemnities and similar rights in favor of the Seller with respect to any of Seller's Assets or the Business;

          (xiv) accrued sales (in respect of outstanding proposals or work-in-process), commitments, proposals, Contracts, understandings or commitments, whether oral or written, to perform services, advanced billings and unbilled costs (as set forth on Schedule 6(bb) annexed hereto);

          (xv) the fixed assets (the "Fixed Assets") listed on Schedule 1(a)(xv) annexed hereto and as provided on the Balance Sheet; and


          (xvi) accounts and notes receivable of Seller (except for those accounts receivable listed on Schedule 1(c) hereto which constitute Excluded Assets (as hereinafter defined)).

          (b) Assumed Liabilities.

          (i) Seller's Assets shall be conveyed free and clear of all liabilities, obligations, liens, claims and encumbrances, excepting only those liabilities, obligations, liens, claims and encumbrances which are expressly to be assumed by Purchaser hereunder. Purchaser (or, without limiting the obligations of Purchaser hereunder, a designated subsidiary of Purchaser as contemplated by subsection (d) hereof) shall assume at the Closing, and thereafter timely pay, perform or discharge, when due, the "Assumed Liabilities," except to the extent that any of such Assumed Liabilities have been paid or satisfied as of the Closing Date. As used herein, the term "Assumed Liabilities" shall mean the liabilities set forth on Schedule 1(b) annexed hereto.

          (ii) Purchaser (or a designated subsidiary of Purchaser as contemplated by subsection (d) hereof) shall not and does not assume any liabilities, obligations or commitments of Seller, other than the Assumed Liabilities, and Seller shall be solely responsible, without limitation, for the following:

               (A) Legal, accounting, brokerage and finder's fees and income, excise or real estate or other Transfer Taxes (as defined in Section 4(c)) or other expenses incurred by Seller in connection with this Agreement or the consummation of the transactions contemplated hereby;

               (B) Debts, liabilities or obligations of any nature to any past or present shareholder of Seller;

               (C) Any domestic, federal, state or local or foreign income, franchise, excise, use, property, payroll or similar or other Taxes (as defined in Section 6(h) hereof)(or penalties and interest thereon) imposed on Seller including, without limitation, those due as a result of the operation of the Business through the Closing Date; and

               (D) Except as Purchaser shall have otherwise agreed herein, liabilities and obligations of Seller, if any, accruing prior to, on or after the Closing Date relating to Seller's employment of any of Seller's employees, including, without limitation, compensation, severance payments, if any, contributions to employee benefit plans, workers' compensation or other insurance claims.


          (c) Excluded Assets. Seller's Assets do not include, and specifically exclude, the items set forth on Schedule 1(c) annexed hereto (hereinafter referred to as the "Excluded Assets").

          (d) Acquisition by Subsidiaries. Notwithstanding anything to the contrary in this Agreement, Purchaser may cause the Seller's Assets to be acquired by, and the Assumed Liabilities to be assumed by, one or more subsidiaries of Purchaser; provided, however, that no such acquisition or assumption shall relieve Purchaser of its obligations hereunder.

          (e) Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement, but subject, nevertheless, to Section 12 hereof, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, instrument, Contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Purchaser or Seller thereunder; any transfer or assignment to Purchaser by Seller of any interest under any such instrument, Contract, lease, permit or other agreement or arrangement that requires the consent or approval of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall continue to use best efforts to obtain such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Seller will cooperate with Purchaser in any lawful and economically feasible arrangement to provide that Purchaser shall receive the interest of Seller in the benefits under any such instrument, Contract, lease or permit or other agreement or arrangement, including performance by Seller as agent, if economically feasible, provided, that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained. Seller shall pay and discharge, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date. Nothing in this Section 1(e) shall be deemed a waiver by Purchaser of its right to have received on or before the Closing an effective assignment of all of the Seller's Assets nor shall this
Section 1(e) be deemed to constitute an agreement to exclude from the Seller's Assets any assets described in Section 1(a) hereof.

     2. (a) Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of Seller's Assets by Seller to Purchaser, and in reliance upon the representations and warranties made herein by Seller, Purchaser agrees, in full payment therefor, to deliver to Seller at the Closing or at such other time as provided herein, subject to (i) adjustments as provided in Section 2(c) hereof and (ii) the Holdback (as defined in Section 2(d) hereof), the sum of $35,000,000 by wire transfer or certified or official bank check drawn on a bank which is a member of the New York Clearing House

Association payable to the order of Seller (the "Purchase Price").

          (b) Allocation of Purchase Price. The Purchase Price payable pursuant to Section 2(a) hereof shall be allocated as provided on Schedule 2(b) annexed hereto. The parties hereto agree to use such allocation for purposes of filing Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section
1060) pursuant to the provisions of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) Purchase Price Adjustments. The Purchase Price shall be increased or decreased in accordance with the adjustments contemplated by, and more fully described on, Schedule 2(c) annexed hereto.

     3. (a) Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022 as soon as practicable but in any event no earlier than five (5) business days following the satisfaction or waiver of all conditions precedent set forth in Section 12 hereof, or at such other time and place as the parties may agree. The day on which the Closing actually takes place is herein sometimes referred to as the "Closing Date."

          (b) Further Action. (i) Seller and Purchaser agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

          (ii) Seller and Purchaser will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied pursuant to all applicable provisions of (A) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (B) Governmental Approvals and (C) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority (collectively, the "Applicable Laws") in connection with this Agreement, the Related Agreements (as hereinafter defined in Section 7(b) hereof), the sale and transfer of the Seller's Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

          (iii) Seller and Purchaser, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all Consents (including, without limitation, all Governmental Approvals and any Consents required under any Contract) necessary to be obtained in order to consummate the sale and transfer of Seller's Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

          (iv) Seller and Purchaser will coordinate and cooperate with each other in exchanging such information and supplying such assistance as may be reasonably required pursuant to Applicable Laws in connection with this Agreement, the Related Agreements and the consummation of the other transactions contemplated hereby, including, but not limited to, all filings necessary pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act"), or any successor law, and the regulations and rules issued pursuant to the HSR Act or any successor law.

          (v) At all times prior to the Closing, Seller and Purchaser, as the case may be, shall promptly notify the other in writing upon becoming aware of any fact, condition, event or occurrence that will or may result in the failure to satisfy any of the conditions precedent to the transactions contemplated by this Agreement as set forth in
          Section 12 hereof.

          (vi) Seller and Purchaser shall use their respective good faith reasonable efforts to enter into such agreements and other arrangements (including sublicenses and subleases) as are necessary to ensure that Purchaser receives benefits under the Contracts set forth on Schedule 6(n) hereto and the other agreements to be transferred to Purchaser hereunder that are the same as received under the Contracts prior to the Closing or as contemplated to be received after the Closing.

     4. (a) Seller's Obligations at the Closing; Covenants; Further Assurances. At the Closing, Seller agrees to deliver to Purchaser (and, as applicable, execute):

          (i) a Bill of Sale duly executed by Seller in substantially the form of Schedule 1(a)(ii) hereto;

          (ii) such other good and sufficient deeds, bills of sale, endorsements, assignments, documents of title and other instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good title to Seller's Assets;

          (iii) all contracts, files and other data (including, without limitation, lists of orders and computer disks and tapes) and documents pertaining to Seller's Assets;

          (iv) a certified copy of resolutions adopted by Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement;

          (v) a copy of Seller's certificate of incorporation, as amended, certified by the Office of the Secretary of State of the State of California, and a true and correct copy of the by-laws of Seller as certified by the secretary of Seller;

          (vi) the opinion of Seller's counsel, substantially in the form of
          Schedule 4(a)(vi) annexed hereto;

          (vii) the Non-Competition Undertaking of Seller, General Electric Capital Corporation and General Electric Company and its Affiliates (the "Non- Competition Undertaking"), in the form of Schedule 4(a)(vii) annexed hereto;

          (viii) approvals in respect of and an assignment and assumption agreement for the Leases (as defined in Section 6(u) hereof) in substantially the form of Schedule 4(a)(viii) annexed hereto (the "Lease Assignment");

          (ix) an assignment and assumption agreement for the equipment leases in substantially the form of Schedule 4(a)(ix) annexed hereto (the "Personal Property Assignment");

          (x) an assignment agreement for the Intellectual Property in substantially the form of Schedule 4(a)(x) annexed hereto (the "Intellectual Property Assignment");

          (xi) all Consents, including, without limitation, those necessary in connection with the Lease Assignment, the Personal Property Assignment and the Intellectual Property Assignment;;

          (xii) such filings as are necessary and other required submissions in connection therewith under the HSR Act with respect to the transactions as provided under Section hereof;

          (xiii) the Software License and Support Agreement between Purchaser and Seller (the "Software License and Support Agreement") a copy of which is annexed hereto as Schedule 17(a) and that certain side letter relating to the Software License and Support Agreement (the "Software Side Letter") a copy of which is annexed hereto as Schedule 17(a)(i);

          (xiv) the Continuing Services Agreement between Purchaser and Seller (the "Continuing Services Agreement") a copy of which is annexed hereto as Schedule 17(b);

          (xv) the Referral Agreement between Purchaser and Seller in substantially the form of Schedule 4(a)(xv) annexed hereto(the "Referral Agreement");


          (xvi) the Purchase Agreement Guaranty between Purchaser and Seller in substantially the form of Schedule 4(a)(xvi) annexed hereto (the "Purchase Agreement Guaranty");

          (xvii) Governmental Approvals;

          (xviii) an assignment by Seller to Purchaser of the rights pursuant to
          (A) Article VII of that certain Acquisition Agreement (the "Goot Acquisition Agreement") among Total Audio Visual Services, Inc., Steven B. Goot ("Goot") and Seller dated August 16, 1994 and (B)
          Section 5 of that certain Continuing Employment Agreement dated July 5, 1996 between Seller and Goot (the "Employment Agreement"), substantially in the form of Schedule 4(a)(xviii) annexed hereto; and that certain letter annexed hereto as Schedule 4(a)(xviii)(1) which Seller shall execute and deliver to Purchaser for forwarding to Goot; and

          (xix) all other documents and instruments required to be delivered to Purchaser pursuant to the provisions of this Agreement.

          (b) Seller agrees that from and after the Closing Date Purchaser shall have the right and authority to bill and collect for its own account all billings in respect of the accounts receivable of the Business and work-in-process that are being transferred to Purchaser as provided herein as well as, but in such case for Seller's account, pursuant to Schedule 2(c), those accounts receivable listed on Schedule 1(c) hereto which constitute Excluded Assets (the "Excluded Receivables"). Seller agrees that it will promptly transfer and deliver to Purchaser any cash or other property which Seller may receive in respect of such billings, except to the extent that such billings constitute Excluded Assets, in which case Seller shall provide Purchaser with prompt notice of the receipt thereof. Notwithstanding anything to the contrary contained in Schedule 2(c) hereto, in the event that Purchaser is unable to collect and remit to Seller within 120 days following the date upon which the same are due, any Excluded Receivables that, as indicated on the AR Analysis (as defined in Section 15(c) hereof) attached to the Closing Balance Sheet (as defined in Section 15(c) hereof), are as of the Closing Date outstanding for less than sixty (60) days (the "Purchaser Receivables"), Purchaser shall pay promptly to Seller any such Purchaser Receivables; provided, however, that if the payor of any such Purchaser Receivables is delinquent, as of the Closing Date, in the payment of any other receivables due Seller for more than ninety
(90) days, such receivables that are
outstanding for less than sixty (60) days shall not qualify for purposes hereof as Purchaser Receivables. Upon payment of any Purchaser Receivables, Purchaser shall thereupon become entitled to seek to collect by any lawful means any amounts paid to Seller, as well as costs of collection, in respect of such Purchaser Receivables.


          (c) Liability for Transfer Taxes. Seller shall be responsible for the timely payment of all income, sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes (as defined in Section 6(h) hereof) and fees (collectively, "Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Related Agreements. Seller shall prepare and timely file all tax returns required to be filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes), provided that Purchaser shall be permitted to prepare any such tax returns that are the primary responsibility of Purchaser under Applicable Law. Purchaser's preparation of any such tax returns shall be subject to Seller's approval, which approval shall not be unreasonably withheld or delayed.

          (d) Use of Business Name. After the Closing, Seller will not, directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the names and marks "Total Audio Visual Services" or "TAVS" (or any other name confusingly similar to such names and marks or any variation thereof).

          (e) Further Assurances. At any time and from time to time after the Closing, at Purchaser's request and expense, without further consideration, Seller agrees to execute and deliver such other additional instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably deem necessary in order to transfer, convey and assign to Purchaser Seller's Assets, subject to this Agreement, to put Purchaser in control thereof and to assist Purchaser in exercising all of Seller's rights with respect thereto and to take such action and execute such documents or instruments as may be reasonably requested by the Purchaser in connection with any governmental or regulatory matters or filings required to be made by Purchaser, including, without limitation, any filings, documents or instruments to be delivered to the United States Securities and Exchange Commission or any other Governmental Authority, the New York Stock Exchange, Purchaser's lenders, auditors or any other appropriate party.

     5. Purchaser's Obligations at the Closing. (a) At the Closing, Purchaser agrees to deliver to Seller (and, as applicable, execute):

          (i) the Purchase Price as provided in Section 2 hereof;

          (ii) a certified copy of resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Agreements;

          (iii) a copy of Purchaser's certificate of incorporation, as amended, certified by the Office of the Secretary of State of Delaware, and a true and correct copy of the by-laws of Purchaser as certified by the secretary of Purchaser;

          (iv) an opinion of Purchaser's counsel substantially in the form of

          Schedule 5(a)(iv) annexed hereto;

          (v) the Personal Property Assignment;

          (vi) the Lease Assignment; and

          (vii) all other documents and instruments required to be delivered to Seller pursuant to the provisions of this Agreement.

          (b) At any time and from time to time after the Closing, at Seller's request and expense, Purchaser shall execute and deliver such other additional instruments as Seller may reasonably deem necessary to evidence Purchaser's obligations under this Agreement, and Purchaser agrees to take such actions as may be reasonably necessary to carry out the purposes and intentions of this Agreement. For a reasonable period of time following the Closing, Purchaser shall provide Seller with reasonable access to all books and records of Seller that are delivered to Purchaser hereunder relating to the Business and Seller's Assets and the period through the Closing Date.

     6. Representations and Warranties of Seller . Seller represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

          (a) Organization, Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California; has all requisite corporate power and authority and is entitled to carry on the Business as now being conducted and to own, lease or operate its properties in the places where such business is now conducted and such properties are now owned, leased or operated; and is duly qualified, licensed and in good standing as a foreign corporation authorized to do business in the states listed on Schedule 6(a) annexed hereto, which are the only states where the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, of Seller. Seller has delivered to Purchaser true and complete copies of the certificate of incorporation of Seller and all amendments thereto, certified as true and correct by the Office of the Secretary of State of the State of California, and the by-laws of Seller as presently in effect, certified as true and correct by Seller's secretary.

          (b) Subsidiaries. The Business has no subsidiaries or divisions. The Business has not been conducted through any other direct or indirect subsidiary, division (other than that which constitutes the Business) or any Affiliate (as hereinafter defined) of any present or former shareholder of Seller.

          (c) Transactions with Certain Persons. Except as set forth on Schedule 6(c) annexed hereto, Seller has not directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Seller), in the ordinary course of business or otherwise (i) any shareholder of Seller, or (ii) any person, firm or corporation which, directly or indirectly, alone or through one or more intermediaries controls, is controlled by, or is under common control with Seller or any shareholder of Seller (an "Affiliate"). Except as set forth on Schedule 6(c) hereto, Seller as it relates to the Business does not owe any amount to, or have any contract with or commitment to, any of its officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Seller. Except as set forth on Schedule 6(c) hereto, no part of the property or assets of an Affiliate of Seller is used in connection with the Business.

          (d) Execution, Delivery and Performance of Agreement; Authority. Except as set forth on Schedule 6(d) annexed hereto, neither the execution, delivery nor performance of this Agreement and all other agreements to which Seller is a party required to be delivered by Seller pursuant to Section 4(a) hereof (which documents are sometimes herein collectively referred to as "Seller's Related Agreements") will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of Seller's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, Contract, agreement, Applicable Law, rule or regulation or any order, judgment or decree to which Seller is a party or by which any of them may be bound or materially or adversely affected or require any consent, authorization, approval or any other action by, or any notice to or filing or registration with, any Governmental Authority or other third party. Except as set forth on Schedule 6(d) hereto, no Governmental Approval or other Consent is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or Seller's Related Agreements or the consummation of the transactions contemplated thereby. Seller has the full power and authority to enter into this Agreement and Seller's Related Agreements and to carry out the transactions contemplated hereby all proceedings required to be taken by them to authorize and approve the execution, delivery and performance of this Agreement and Seller's Related Agreements have been properly taken, and this Agreement and Seller's Related Agreements constitute valid and binding obligations of Seller, enforceable in accordance with their terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and Seller's Related Agreements have been duly authorized, to the extent required by Applicable Law and by all requisite corporate and shareholder action of Seller.

          (e) Capitalization. All of the presently authorized, issued and outstanding shares of capital stock of Seller is owned by the General Electric Capital Corporation, a New York corporation (the "Shareholder").


          (f) Financial Statements. The books of account of Seller, as they relate to or affect the Business and the Seller's Assets, are sufficient to prepare the Financial Statements in accordance with generally accepted accounting principles consistently applied by Seller ("GAAP"). Seller has delivered to Purchaser copies of the following financial statements (hereinafter collectively called the "Financial Statements"), copies of which are attached as
Schedule 6(f) hereof, all of which are true, accurate and correct, and have been prepared in good faith from the books and records of Seller in conformity with GAAP and fairly present the financial position of the Business at such dates:

          (i) Balance Sheet, and related statements of income and retained earnings and cash flows (including the notes thereto) in respect of the Business prepared by Seller as at December 31, 1994 and December 31, 1995 and for the periods then ended; and

          (ii) Balance Sheet and related income statement in respect of the Business prepared by Seller as at July 31, 1996 and for the period then ended. (The Balance Sheet and related income statement for the period ended

          July 31, 1996 is hereinafter referred to as the "Balance Sheet" and the date July 31, 1996 is hereinafter referred to as the "Balance Sheet Date".)

     Such Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. All equipment and Inventories on the Financial Statements are fairly stated net of all required obsolescence reserves. Seller is not aware of any material modifications that should be made to the Financial Statements in order to make them to be in conformity with GAAP.

          (g) Absence of Undisclosed Liabilities. As of the Balance Sheet Date, except as reflected or reserved against on the Balance Sheet, the Business had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever.

          (h) Taxes. Except as set forth on Schedule 6(h) annexed hereto, (i) all Taxes imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller or any Affiliate of Seller in respect of the Business, and all interest and penalties thereon, whether disputed or not, have been paid in full; all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed prior to the expiration of any available extension periods, and all deposits required by law to be made by Seller or any Affiliate of Seller in respect of the Business with respect to employees' withholding taxes have been duly made, except for the current reporting period which will be paid when due; (ii) Seller is not currently delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, or, to its knowledge, proposed or assessed against it, and there is no basis for any such deficiency or claim; (iii) there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Seller other than the federal and state corporate income and franchise tax returns for the period ending December 31, 1995, or any waiver or agreement by it for the extension of time for the assessment of any Tax. As used in this Agreement, "Taxes" shall include, without limitation, all federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, add-on, personal holding company, franchise, capital stock, net worth, capital, profits, gross receipt, value added, sales, use, goods and services, transaction, excise customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, charges, fees, severance, environmental (including, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiency thereof, including all interest and penalties thereon and additional thereto whether disrupted or not.

          (i) Absence of Changes or Events. Except as set forth on Schedule 6(i) annexed hereto, since the Balance Sheet Date, Seller has conducted the Business only in the ordinary course and, in respect of the Business, has not:

          (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, properties, assets, liabilities or condition, financial or otherwise, of the Business;

          (ii) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

          (iii) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

          (iv) sold, transferred, leased to others or otherwise disposed of any of its assets except in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;


          (v) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the Seller's Assets, or the properties, operation of the Business;

          (vi) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs or had any material change in its relations with its employees, agents, customers or suppliers;

          (vii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

          (viii) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay conditionally or otherwise, any material bonus, extra compensation, pension or severance or vacation pay, to any officer, employee, salesman, distributor or agent of the Business;

          (ix) made any capital expenditures or capital additions or betterments (including, without limitation, any such items purchased for rental to third parties) in excess of an aggregate of $800,000, which are in conformity with the Budget (attached hereto as Schedule 6(i)(ix) hereto;

          (x) changed its banking or safe deposit arrangements;

          (xi) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Business or its property;

          (xii) failed to replenish its supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any material change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice or, if so, consistent with prudent business practices prevailing in the industry;

          (xiii) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Seller's condition (financial or otherwise), properties, assets, liabilities or operations including, without limitation, any materially adverse change in Seller's revenues, costs, levels of committed business or relations with its employees, agents, customers or suppliers;

          (xiv) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated thereby; or

          (xv) entered into any agreement or made any commitment, whether written or oral, to take any of the types of action described in subparagraphs (i) through (xv) above.

          (j) Litigation. Except as set forth on Schedule 6(j) annexed hereto, there is no claim, legal action, suit, arbitration or other legal or administrative proceeding (or to the best knowledge of Seller's Personnel (as hereinafter defined), governmental investigation) or any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller's Personnel threatened against or relating to the Business, its employees, agents or officers, its properties, assets or business in connection with the transactions contemplated by this Agreement, and Seller has no reason to be aware of any basis for the same. For purposes of this Agreement, Seller's Personnel shall mean D. Michael Upton, Lawrence Golen, James Lane, Michael Ford, Michael G. Clair, Gus Bowsell, Richard J. Kobelt, Andrew L. Halasz, Randall W. Raddatz, Stephanie Jones Smith, Shiela Lowden, Angela Newsom, David Harrington and Matthew P. Drain. Seller makes no representation or warranty with respect to any proceeding which has been filed but not served upon any such party provided that such party is unaware of any such proceeding or any threat to commence any such proceeding. Except as set forth on Schedule 6(j) hereto, no citations, fines or penalties have been asserted against Seller relating to the Business under any Environmental Law (as defined in Section 6(v)(iv)(A)) or any foreign, federal, state or local law relating to occupational health or safety.

          (k) Compliance with Laws and Other Instruments. Except as set forth in
Schedule 6(k) annexed hereto, Seller has complied in all material respects with all existing Applicable Laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to the Business as presently conducted. Neither the ownership nor use of Seller's Assets nor the conduct of the Business violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, Applicable

Law, ordinance, rule or regulation, Government Approval, or any order, judgment or decree to which it is a party or by which it may be bound or affected.

          (l) Title to Properties. Except as set forth on Schedule 6(l) hereto, Seller has good title to all of Seller's Assets. Except as set forth on Schedule 6(l) annexed hereto, none of Seller's Assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever (excluding trade and account payables), direct or indirect, whether accrued, absolute, contingent or otherwise. Seller has not sold, transferred, assigned or otherwise conveyed any right, title or interest in or to any of the Business' customer lists or any rights thereto.

          (m) Schedules. Attached hereto as Schedule 6(m) is a separate schedule, except as otherwise indicated, as of the date of this Agreement, containing an accurate and complete list and description of the following items relating to the Business:

          (i) All real property in which Seller has an ownership, leasehold or other interest or which is used by Seller in connection with the operation of the Business, together with a description of each lease, sublease, license or any other instrument under which Seller claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Seller has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation, renewal terms and any other material terms thereof.

          (ii) As of a date no earlier than August 31, 1996, Seller's accounts and trade receivables together with detailed information as to each such listed receivable which has been outstanding for more than 60 days.

          (iii) All machinery, tools, equipment, motor vehicles and other tangible personal property (other than supplies), owned, leased or used by Seller except for items having, individually, a value of less than $1,000 which do not, in the aggregate, have a total value of more than $10,000, setting forth with respect to all such listed property of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation, renewal terms and any other material terms thereof.

          (iv) All Intellectual Property wholly or partially owned, held or licensed by Seller or used in the operation of Seller's business.

          (v) Intentionally Deleted.


          (vi) All material written agreements providing for the services of an independent contractor relating to the Business.

          (vii) All Contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know how, formulae or trade secrets relating to the Business.

          (viii) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements relating to the Business.

          (ix) All Contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds or other securities of Seller or pursuant to which Seller has acquired any substantial portion of its business or Seller's Assets.

          (x) All Contracts, agreements, commitments or other understandings or arrangements relating to the Business to which Seller is a party but excluding (A) purchase and sales orders and commitments made in the ordinary course of business, (B) Contracts entered into in the ordinary course of business, and (C) Contracts not entered into in the ordinary course of business which are terminable by Seller on less than 90 days' notice without any penalty or consideration.

          (xi) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which Seller is a party or is bound which relate to the operation of the Business.

          (xii) The names and current annual salary rates of all persons (including independent commission agents) who are currently employed by Seller in the Business showing separately for each such person the amount paid or payable as salary, bonus payments and any indirect compensation for the year ended December 31, 1995 as well as each of such person's current compensation and projected bonus or other compensation for the current year.

          (xiii) The names of all of Seller's directors and officers; the name of each bank in which Seller, as and for the Business, has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.


All of the Contracts, agreements, leases, licenses and commitments required to be listed on Schedule 6(m) (other than those which have been fully performed) are, to the best knowledge of Seller's Personnel, valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified on Schedule 6(m), validly assignable to Purchaser without the consent of any other party so that, after the assignment thereof to Purchaser pursuant hereto, Purchaser will be entitled to the full benefits thereof except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally. Except as disclosed on Schedule 6(m), there is not, to the best knowledge of Seller's Personnel, under any material Contract, agreement, lease, license or commitment any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights. None of Seller's existing or completed contracts, related to the Business, is subject to renegotiation with any governmental body. True and complete copies of all such written Contracts, agreements, leases, licenses and other documents listed on Schedule 6(m) (together with any and all amendments thereto) have been delivered to Purchaser and a summary of any oral Contracts or agreements required to be listed on
Schedule 6(m) has been described thereon.

          (n) Contracts.

          (i) Schedule 6(n) annexed hereto contains (A) a complete and correct list of all agreements, contracts, licenses, commitments and other instruments and arrangements (whether written or oral) by which Seller is bound and which represents either
          (1) an asset being acquired hereunder, or (2) an Assumed Liability hereunder ("Contracts") and (B) a list of all outstanding proposals, or other writings prepared in an effort to obtain business, relating to the Business prepared by Seller, or on Seller's behalf, and forwarded to prospective clients or customers (the "Proposals").

          (ii) Seller has delivered to Purchaser complete and correct copies of all written Contracts, together with all amendments thereto, including
          (A) an accurate descriptions of all material terms of all oral Contracts and (B) all Proposals, set forth or required to be set forth in Schedule 6(n) hereto.

          (iii) All Contracts are in full force and effect and enforceable against each party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Seller or any other party thereto except as set forth in Schedule 6(n)(iii) annexed hereto and except for such events or conditions that, individually and in the aggregate,
          (A) has not had or resulted in, and will not have or result in a default or an event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate a loss of right (a "Material Adverse Effect") and (B) has not and will not materially impair the ability of Seller to perform its obligations under this Agreement and under the Seller's Related Agreements. Except as set forth in Schedule 6(n)(iii), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the Seller's Related Agreements or the consummation of the transactions contemplated thereby.

          (iv) Seller has no outstanding power of attorney in favor of any party relating to the Business.

          (o) Territorial Restrictions. The Business is not restricted by any written agreement or understanding with any party from carrying on the Business anywhere in the world. Purchaser, solely as a result of its purchase of the Business from Seller pursuant hereto and the assumption of the Assumed Liabilities, will not thereby become restricted in carrying on the Business anywhere in the world.

          (p) Inventories. Except for items of Inventory that in the ordinary course of the Business are being repaired, all Inventories are of good and usable quality in all material respects. Except as set forth on Schedule 6(p) hereto, (i) all Inventories that are finished goods are saleable or rentable as current inventories at the current prices thereof in the ordinary course of business, (ii) all Inventories are recorded on the books of the Business at the lower of cost or market value determined in accordance with GAAP and (iii) no write-down in inventory has been made or should have been made pursuant to GAAP during the past two (2) years. Schedule 6(p) hereto lists the locations of all Inventories.

          (q) Customers. Schedule 6(q) annexed hereto sets forth (i) the names and addresses of all customers of the Business that ordered goods and services from the Business with an aggregate value for each such customer of $10,000.00 or more during the twelve (12) month period ended July 31, 1996 and (ii) the amount for which each such customer was invoiced during such period. Seller has not received notice nor has any reason to believe that any of these scheduled customers (A) has ceased, or will cease, to use the products, goods or services of the Business, or (B) has substantially reduced or will substantially reduce, the use of the products, goods or services of the Business. To the best knowledge of Seller's Personnel, no customer described in clause (i) of the first sentence of this Section 6(q) has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and Seller's Related Agreements.

            (r) Suppliers; Raw Materials. Schedule 6(r) annexed hereto sets forth (i) the names and addresses of all suppliers (including, with limitation, Seller and any Affiliates thereof) from which the Business ordered raw materials, supplies, equipment, merchandise and other goods and services with an aggregate purchase price for each supplier of $10,000.00 or more during the twelve (12) month period ended July 31, 1996 and (ii) the amount for which each supplier invoiced the Business during such period. Seller has not received any notice or have any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise and other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods to Purchaser at any time after the Closing Date on terms and conditions similar to those used in its current sales, subject to general and customary price increases. To the best knowledge of Seller's Personnel, no supplier of the Business described in clause (i) of the first sentence of this Section 6(r) has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and Seller's Related Agreements.

          (s) Intellectual Property.

          (i) Title. Schedule 6(s) annexed hereto contains a complete and correct list of all Intellectual Property that is owned by Seller and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business (the "Owned Intellectual Property") other than (A) inventions, trade secrets, processes, formulas, compositions, designs and confidential business and technical information and (B) Intellectual Property that is both not registered or subject to application for registration and not material to the Business. Except as set forth on Schedule 6(s) hereof, the Seller owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Owned Intellectual Property, free from any Liens and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Owned Intellectual Property comprise all of the Intellectual Property necessary for Purchaser to conduct and operate the Business as now being conducted by Seller.

          (ii) Transfer. Except as set forth in Schedule 6(s) hereof, immediately after the Closing, Purchaser will own all of the Owned Intellectual Property and will have a right to use all Intellectual Property, free from any liens and on the same terms and conditions as in effect prior to the Closing.

          (iii) No Infringement. The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property.

          (iv) Licensing Arrangements. Schedule 6(s) annexed hereto sets forth all material agreements, arrangements or laws (A) pursuant to which Seller has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other party and
          (B) pursuant to which Seller has, for the operation of the Business, had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property. All of the agreements or arrangements set forth on Schedule 6(s) hereto (x) are in full force and effect in accordance with their terms and no default exists thereunder by Seller, or to the knowledge of Seller, by any other party thereto, (y) are free and clear of all liens, and (z) do not contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Seller has delivered to the Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 6(s) hereto. All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, Seller in respect of any Intellectual Property are disclosed in the Financial Statements.

          (v) No Intellectual Property Litigation. No claim or demand has been made nor is there any proceeding that is pending, or to the knowledge of Seller, threatened, which (A) challenges the rights of Seller in respect of any Intellectual Property, (B) asserts that Seller is infringing or otherwise in conflict with, or is, except as set forth on Schedule 6(s) hereto, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or
          (C) claims that any default exists under any agreement or arrangement listed on Schedule 6(s) hereto. None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency.

          (vi) Use of Name and Mark. Except as set forth in Schedule 6(s)(vi) annexed hereto, there are and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Purchaser's right to use the name and mark "Total Audio Visual Services" or "TAVS" in the conduct of the Business as presently carried on by Seller.

          (t) Insurance. All insurance policies relating to the Business and/or Seller's Assets are in full force and effect, and all premiums due thereon have been paid. Seller has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and customary for the Business. Schedule 6(t) annexed hereto sets out all open claims made by Seller under any policy of insurance and all claims which in the opinion of Seller reasonably formed and held, should or could be made under any such policy.

          (u) Real Property.

          (i) Leases. Schedule 6(u) annexed hereto contains a complete and correct list of all real estate leases including all amendments,

          modifications, supplements and extensions thereof (the "Leases") to be transferred to and assumed by Purchaser with respect to obligations arising from and after the Closing Date setting forth the address, landlord and tenant for each Lease. Seller has delivered to the Purchaser correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar Applicable Laws affecting creditors generally and by the availability of equitable remedies. Seller is not in default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease. Except as set forth on Schedule 6(u) hereto, none of the Leases have been pledged, mortgaged, assigned, modified or amended by Seller. Subject to the terms of the applicable Lease, each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder. Seller has good and valid title to the leasehold estate under each Lease free and clear of all liens. Seller enjoys peaceful and undisturbed possession under its respective Leases for the leased real property.

          (ii) No Proceedings. There are no eminent domain or other similar proceedings pending or threatened affecting any portion of the leased real property and there is no proceeding pending or threatened for the taking or condemnation of any portion of the leased real property. There is no writ, injunction, decree, order of judgment outstanding, nor any action, claim, suit or proceeding, pending or threatened, relating to the ownership, lease, use, occupance or operation by any person of any of the leased real property.

          (iii) Current Use. The use and operation of the real property in the conduct of the Business does not violate in any material respect any instrument of record or agreement affecting the real property. There is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property or of any other person entitled to enforce the same affecting the real property or the use or occupancy hereof. No damage or destruction has occurred with respect to any of the real property.

          (v) Environmental Matters.

          (i) Permits. All federal, state and local permits, licenses, registrations, consents, orders, administrative consent orders, certificates, approvals or other authorizations necessary for the conduct of the Business as currently conducted or previously conducted under any law relating to pollution or protection of the environment, human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release (as hereinafter defined), threatened Release or transportation of Hazardous Substance (as hereinafter defined) (collectively, the "Environmental Permits") are identified on
          Schedule 6(v)(i) annexed hereto, and the Seller currently holds, and at all times has held, all such Environmental Permits necessary to the Business, and all such Environmental Permits shall be validly transferred to Purchaser on the Closing Date. Seller will cooperate with Purchaser for the transfer of any Environmental Permit. In connection with the Business, Seller has not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, cancelled or revoked, or cannot be renewed in the ordinary course of business or that Seller is a potentially responsible party under CERCLA (as hereinafter defined) or any other Environmental Laws (as hereinafter defined).

          (ii) No Violations. In connection with the Business, Seller has complied and is in compliance in all material respects with all Environmental Permits and all applicable Environmental Laws pertaining to the leased real property and the Business. No Person has alleged any violation by Seller of any Environmental Permits or any Environmental Laws relating to the Business or the leased real property.

          (iii) Other. Except as set forth on Schedule 6(v)(iii) annexed hereto:

               (A) None of current or past operations, or any by-product thereof, and none of the currently or formerly owned or operated property or asset of Seller used in the Business, including, without limitation, the Seller's Assets and the leased real property, are related to or subject to any investigation or evaluation by any Governmental Authority, as to whether any action is required to (1) clean up, remove, treat or in any way remediate any Hazardous Substance; (2) prevent the Release or threatened Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare, natural resources or the environment or (3) perform studies, investigations and care related to any such Hazardous Substances (collectively "Remedial Action") is needed to respond to a Release or threatened Release of any Hazardous Substances.

               (B) In connection with the Business, Seller is not subject to any outstanding order, judgment, injunction, decree or writ from, or contractual or other obligation to or with, any Governmental

               Authority or other party in respect of which Purchaser may be required to incur any out-of-pocket expenses and reasonable attorneys' and accountants' fees (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to any Remedial Action, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (1) the ownership or operation of the Business, leased real property or any other real properties, assets, equipment or facilities, by Seller, or any predecessor of Seller or any Affiliate; (2) the environmental conditions existing on the Closing Date on, under, above, or about any leased real property or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by Seller, or any of its predecessors or Affiliates; and (3) expenditures necessary to cause any leased real property or any aspect of the Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws (collectively "Environmental Liabilities") and Costs arising from the Release or threatened Release of a Hazardous Substance.

               (C) None of the currently or formerly owned or operated real property used in the Business, including any leased real property, is, and Seller, in connection with the Business, has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substances relating to the Seller's Assets or the Real Property to any location that is, listed or proposed for listing on the National Properties List or the CERCLA

               Information System under CERCLA, or any similar state, local or foreign list, or the subject of federal, state or local enforcement actions or investigations or any Remedial Action under any Environmental Laws.

               (D) No work, repair, construction or capital expenditure is required or planned in respect of the Seller's Assets pursuant to or to comply with any Environmental Law, nor has Seller, in connection with the Business, received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the Business and is in the ordinary course of business.

               (E) In connection with the Business, Seller has not caused or suffered to occur any Release of Hazardous Substances at, under, above or within any currently or formerly owned or operated real property used in the Business, including, without limitation, any leased real property.

          (iv) Definitions.

               (A) Environmental Law shall include, without limitation: (1) the Comprehensive Environment Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act and the Occupation Safety and Health Act and (2) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, ground water or land or relating to the manufacture, processing, distribution, use, sale, transfer, receipt, storage, disposal, transport or handling of Hazardous Substances.

               (B) Hazardous Substances shall mean any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous which is regulated by any Governmental Authority or Environmental Law.

               (C) Release shall mean the releasing, disposing, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, employing, seeping, disposal, migration, transporting, placing of the like, including, without limitation, the moving of any Hazardous Substance through, into or upon, any land, soil, surface water, or air, or otherwise enter into the environment.

          (w) No Guaranties. None of the obligations or liabilities of Seller relating to the Business is guaranteed by any other person, firm or corporation. There are no outstanding letters of credit, surety bonds or similar instruments of Seller in connection with the Business or the Seller's Assets.

          (x) Receivables. All accounts and trade receivables of the Business which are reflected on the Balance Sheet, and all such receivables which have arisen since the date thereof, have arisen only from bona fide transactions in the ordinary course of the Business and have been fully collected when due except to the extent reserved against on the Financial Statements.

          (y) Absence of Certain Business Practices. Except as set forth on
Schedule 6(y) annexed hereto, neither Seller and its officers, employees and agents, nor any other person acting on its behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit, of a material nature to any customer of the Business, supplier of the Business, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist Seller in connection with any actual or proposed transaction) which might subject Seller to any damage or penalty in any criminal or governmental litigation or proceeding


          (z) Disclosure. No representation or warranty by Seller contained in this Agreement or in any Seller's Related Agreements or any other document furnished or to be furnished by Seller in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading in any material respect. The representations and warranties contained in this Section 6 shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

          (aa) Labor Matters; Labor Disputes. As related to the Business, Seller is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed in the operation of the Business. With respect to the Business of Seller (i) no work stoppage by employees of Seller has occurred and is continuing or is threatened, (ii) Seller has no actual knowledge of any pending or threatened charges or claims against Seller of unfair labor practices or discrimination based on age, race or sex, which individually or in the aggregate, would be materially adverse to the Business, (iii) there are no pending labor negotiations with or union organization efforts by any employees of Seller or with any union representing or attempting to represent any employees of Seller and (iv) Seller has no actual knowledge of employee grievances which in the aggregate would be material and adverse to the Business that have not been settled or otherwise resolved to the satisfaction of Seller and the employees.

          (bb) Unbilled Costs and Advance Billings. All costs incurred on jobs in process, whether reflected as unbilled costs or a reduction of advance billings to clients or customers, reflected on the Balance Sheet and listed on
Schedule 6(bb) annexed hereto were calculated in accordance with GAAP and are realizable in the ordinary course of business and were incurred in accordance with applicable budgets in respect thereof.

     7. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

          (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and all other agreements to which Purchaser is a party required to be delivered by Purchaser pursuant to Section 5(a) hereof (which documents are hereinafter sometimes collectively referred to as "Purchaser's Related Agreements") and to carry out the transactions contemplated by this Agreement. Purchaser has delivered to Seller copies of Purchaser's certificate of incorporation, and all amendments thereto, and the by-laws of Purchaser as presently in effect, each certified as true and correct by Purchaser's secretary.

          (b) Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement and Purchaser's Related Agreements (which together with the Seller's Related Agreements shall be referred to collectively as the "Related Agreements") by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, Applicable Law, ordinance, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it may be bound or affected. Purchaser has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by

Purchaser to authorize the execution, delivery and performance of this Agreement have been properly taken, and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally.

          (c) Litigation. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or, to Purchaser's knowledge, threatened against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement and the Purchaser's Related Agreements referred to herein, and Purchaser does not know or have any reason to be aware of any basis for the same.

     8. Employment Matters. (a) Seller shall be responsible for, and shall discharge, all obligations with respect to currently existing salary, wages, bonuses, commissions and other compensation, group insurance claims, medical benefits reimbursable by Seller under existing medical reimbursement policies, severance and all other benefits accrued through the Closing Date to all employees of Seller and any such costs arising after the Closing Date under the terms of any of the foregoing attributable to employment prior to the Closing Date.

          (b) Schedule 8(b) annexed hereto contains true and correct copies of all employee retirement plans, welfare plans and all employee benefits covering Seller's employees (and any summary plan descriptions in effect for such plans and benefits). Except as set forth on Schedule 8(b) hereto, all requirements of Applicable Law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), have been fulfilled with regard to said plans and the administration thereof and will be fulfilled with regard to the termination of any of said plans.


          (c) The execution and performance of this Agreement will not constitute a stated triggering event under any plan or arrangement which will result in payment (whether of deferred compensation, or otherwise) becoming due to any employee or former employee of the Seller.

          (d) There exist no obligations or liabilities, including claims incurred (as defined herein) but not reported under any uninsured plan providing medical benefits, arising out of or in connection with any employee benefit plan or arrangement, except to the extent funded or accrued as a liability. For purposes of the preceding sentence, a medical claim shall be deemed to be incurred on the date of occurrence of an injury, the diagnosis of an illness, or any other event giving rise to such claim or series of related claims. No plan provides health, medical, death or survivor benefits to any former employee of Seller in connection with the Business or beneficiary thereof, except to the extent required under any state insurance law providing for a conversion option, COBRA or other COBRA type rights under a group insurance policy or under Section 601 of ERISA. There are no multi-employer plans covering any employee of Seller nor has Seller ever maintained a multi-employer plan.

          (e) There has not been any (i) termination of any "defined benefit plan" within the meaning of ERISA maintained by Seller or any Affiliate which is under "common control" (within the meaning of Paragraph 4001(b) of ERISA) with Seller except to the extent that such "defined benefit plan" was fully funded on the date of termination sufficient to pay all plan liabilities and no liability in respect thereof exists (or shall exist) to the Pension Benefit Guaranty Corporation, (ii) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise or (iii) written notice given to Seller or any Affiliate of the intention to commence or seek the commencement of any such proceeding.

          (f) Purchaser shall offer employment to the personnel employed by Seller immediately prior to the Closing in connection with the Business listed on Schedule 6(f) annexed hereto, provided that all such employees shall, except as Purchaser or any such employee may otherwise agree, be offered employment on an "at will" basis for no specific period of time upon terms and conditions similar to those now governing their current employment with Seller as listed on
Schedule 6(m)(xii) hereto, including compensation of an amount not less than such employees currently receive as set forth on Schedule 6(m)(xii) hereto provided that benefits to be provided to such employees by Purchaser may be modified to conform to those benefits Purchaser now or hereinafter provides to its other employees. Purchaser shall be under no obligation, except as set forth above, to employ any such persons, continue such employment or to provide any severance or other payment to any of such employees upon termination of the employment of any of such employees. In this connection, for a period of three
(3) years from the date of this Agreement, Seller shall not offer employment to any of the persons set forth on Schedule 6(f) hereto offered employment by Purchaser under the terms of this Paragraph (f).


          (g) Nothing in this Agreement, whether express or implied, is intended to confer upon any employee or his legal representative any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement including, without limitation, any rights of employment.

          (h) From and after the Closing Date, the Seller shall remain solely responsible for any and all workers' compensation benefits liabilities to or in respect of any employees relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date.

     9. Conduct of Business Prior to Closing. (a) Prior to the Closing, Seller shall conduct its business and affairs, relating to the Business, only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve Seller's Assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Seller will use its best efforts to preserve the Business and organization of Seller intact, to keep available to Purchaser the services of Seller's present officers and employees, relating to the Business, to preserve for the benefit of Purchaser the goodwill of the Business' suppliers and customers and others having business relations with it, including, without limitation, the following:

          (i) Liabilities. Consistent with past practice, Seller shall pay or discharges it current liabilities as they relate to the Business when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

          (ii) Litigation. Seller shall promptly notify Purchaser of any lawsuits, claims, proceedings or investigations which after the date hereof are commenced on or, to the knowledge of Seller, threatened against Seller or against any officer, employee, consultant or agent with respect to the Business or the transactions contemplated by this Agreement.

          (iii) Compliance with Laws. Seller will take such action as may be necessary to duly comply in all material respects with all laws, statutes, rules and regulations applicable to it as they relate to the conduct of the Business.

          (iv) Continued Effectiveness of Representations and Warranties. Seller shall use its best efforts to conduct the Business in such a manner so that the representations and warranties contained in Section 6 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Seller shall promptly give to Purchaser notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach by it of the representations, warranties, covenants or agreements contained in this Agreement.

          (b) Without limiting the generality of the Subsection (a) hereof, prior to the Closing, Seller will not without Purchaser's prior written approval:

          (i) change its certificate of incorporation or by- laws or merge or consolidate or obligate itself to do so with or into any other entity;

          (ii) enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under subparagraph (x) of Section 6(m) hereof; or

          (iii) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in subparagraphs (i), (ii), (iii), (iv), (vii), (viii), (ix), (x), (xi),
          (xii), (xiv), and (xv) of Section 6(i) hereof which would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof, except that as to subparagraph (ix) of Section 6(i), the amount of $800,000 contained therein shall be replaced for purposes of this Section 10(b)(iii) with the sum of $300,000 per thirty (30) day period.

          (c) Seller shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in
Section 6 hereof or the Schedules referred to therein which occurs prior to the Closing.

     10. Access to Information and Documents. (a) Until the Closing Date, Seller will give Purchaser and Purchaser's attorneys, accountants, consultants, employees, agents and other representatives full access, to the extent related to the Business, to Seller's personnel and all properties, documents, contracts, information, books, work papers and records of Seller and will furnish Purchaser with copies of such documents (certified by Seller's officers if so requested) and with such information with respect to all properties, assets, books, contracts, commitments, reports and records relating to the Business as Purchaser may from time to time request, including, without limitation, such books, records, documents and any other information relating to any predecessor to the business of the Business, and Purchaser will not improperly disclose the same. Any such furnishing of such information to Purchaser or any investigation by Purchaser shall not affect Purchaser's right to rely on any representations and warranties made in this Agreement. In addition, Seller will permit Purchaser and its attorneys, accountants, consultants, employees, agents and other representatives reasonable access to such personnel of Seller during normal business hours as may be necessary or useful to the Purchaser in its review of the properties, assets and business affairs of the Business and the above-mentioned documents, records, and information and the leased real property for purposes of performing environmental assessments.

          (b) Seller will retain all books and records relating to the Business for seven (7) years (the "Retention Period") in accordance with Seller's record retention policies as presently in effect. During the Retention Period, Seller shall not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving sixty (60) days' prior written notice to Purchaser offering to surrender the same to Purchaser at Purchaser's expense. Seller agrees to cooperate with Purchaser and shall furnish or make available to Purchaser such books and records and any and all other assistance as Purchaser may reasonably request relating to any matter relating to Taxes or a governmental inquiry of investigation during the Retention Period.

          (c) Purchaser agrees to furnish or make available to Seller such information, documents or records as is reasonably necessary for Seller to (i) prepare tax returns Seller is required to file in connection with the ownership and sale of the Seller's Assets and the Business and (ii) respond to audits, obtain refunds and participate in any proceedings related to the Taxes for the periods prior to the Closing Date. All such information, documents or records provided pursuant to this Section 10(c) shall be kept confidential by the Seller and shall not be disclosed by Seller in any manner whatsoever and shall not be used by Seller other than in connection with such returns, audits, refunds or proceedings without the prior written consent of Purchaser. Seller shall reimburse Purchaser for all reasonable out-of-pocket costs and other expenses incurred by Purchaser in providing such assistance and shall bear all costs and/or expenses incurred in connection with the providing of such assistance by any third party. The term "audit" as used in this Section 10(c) shall include any inquiry, examinations or other conduct of any taxing authority or any judicial or administrative proceedings.

     11. Bulk Sales Compliance. Purchaser hereby waives compliance by Seller with the provisions of any applicable bulk sales statutes of any state, and Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Purchaser by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Purchaser under this Agreement.

     12. Conditions Precedent.

          (a) Conditions to Obligations of Each Party. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Purchaser or Seller, as the case may be,) on or prior to the Closing Date of the condition that: the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; no court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby or the Related Agreements; no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

          (b) Conditions to Obligations of the Purchaser. All obligations of the Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller shall exert its best efforts to cause such conditions to be fulfilled:

          (i) All representations and warranties of Seller contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except if any such applicable representation or warranty is already qualified as to materiality.

          (ii) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller at or before the Closing shall have been duly and properly performed in all material respects.

          (iii) Since the date of this Agreement, there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Seller as it relates to the Business.

          (iv) There shall be delivered to Purchaser a certificate executed by the President and Secretary of Seller, dated the date of the Closing, certifying the conditions set forth in paragraphs (i), (ii) and (iii) of this Section 12(b) have been fulfilled.

          (v) All documents required to be delivered to Purchaser at or prior to the Closing shall have been so delivered.

          (vi) Purchaser shall have received an opinion of Seller's counsel, dated the date of the Closing, substantially in accordance with
          Schedule 4(a)(vi) annexed hereto.

          (vii) Seller shall have obtained all Consents of third parties as described in Section 1(e) hereof necessary to be obtained in order to transfer or assign to Purchaser all Governmental Approvals, agreements, instruments, licenses, Contracts, Leases, other leases and arrangements of Seller (other than such as are immaterial purchase and sales orders in the ordinary course of business).

          (viii) Purchaser and Seller shall have obtained the necessary approvals under the HSR Act and any other necessary Governmental

          Approvals.

          (ix) The expiration of or earlier termination of the waiting period under the HSR Act shall have occurred.

          (c) Conditions to Obligations of Seller. All obligations of Seller at the Closing are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled:

          (i) All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects except if any such applicable representation or warranty is already qualified as to materiality when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

          (ii) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

          (iii) There shall be delivered to Seller a certificate executed by the President and Secretary of Purchaser, dated the date of the Closing, certifying the conditions set forth in paragraphs (a) and (b) of this
          Section 12(c) have been fulfilled.

          (iv) Seller shall have received an opinion of Purchaser's counsel, dated the date of the Closing, substantially in accordance with
          Schedule 5(a)(iv) annexed hereto.

          (v) All documents required to be delivered to Seller at or prior to the Closing shall have been so delivered.

          (vi) Purchaser and Seller shall have obtained the necessary approvals under the HSR Act and any other necessary Governmental Approvals.

          (vii) The expiration of or earlier termination of the waiting period under the HSR Act shall have occurred.

     13. Indemnification. (a) Seller hereby indemnifies, defends and holds Purchaser harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse Purchaser for):

          (i) any and all actual loss, liability or damage suffered or incurred by Purchaser by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Seller contained herein or in any certificate, document or instrument delivered by Seller to Purchaser hereunder (except the Non-Competition Undertaking, which shall be governed solely by the terms thereof);


          (ii) any and all actual loss, liability or damage suffered or incurred by Purchaser in respect of or in connection with any liabilities of Seller, except for the Assumed Liabilities (including, without limitation, bulk sales, taxes and liabilities relating to the Excluded Assets);

          (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees, court costs and expenses, incident to (i) or (ii) above or (iv) below or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

          (iv) any and all loss, liability or damage suffered or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby.

          (b) Purchaser shall indemnify, defend and hold Seller harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse them for):

          (i) any and all actual loss, liability or damage suffered or incurred by Seller by reason of or resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller hereunder;

          (ii) any and all actual loss, liability or damage suffered or incurred by Seller in respect of or in connection with Purchaser's failure to timely pay any of the Assumed Liabilities including, without limitation, obligations arising from and after the Closing Date under those certain equipment leases listed in the Personal Property Assignment;

          (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees, court costs and expenses, incident to (i) or (ii) above or (iv) below or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

          (iv) any and all actual loss, liability or damage suffered or incurred by Seller by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

          (c) Seller, on the one hand, and the Purchaser, on the other hand, shall not be required to indemnify the other under this Section 13 or be liable under Section 14 hereof unless the aggregate amounts for which indemnity would otherwise be due thereunder exceeds $100,000 (the "Indemnification Basket"), in which case Seller, on the one hand, or the Purchaser, on the other hand, shall, as the case may be, be responsible for all such indemnifiable amounts in excess of the Indemnification Basket due pursuant to this Section 13 up to a maximum amount equal to the Purchase Price (the "Indemnification Cap"). Notwithstanding the foregoing to the contrary, neither the Indemnification Basket nor the Indemnification Cap shall apply to a breach of a representation or warranty contained in Section 6(h) (taxes) hereof or Seller's obligations under Section 11 (Bulk Sales Compliance) hereof and, in any such event, Seller shall indemnify Purchaser therefor from the first dollar and to an unlimited amount.

          (d) Any indemnifiable liability or reimbursement under this Section 13 shall be limited to the amount of actual damages (of any nature) subject to indemnification actually sustained by a party hereto, net of any applicable insurance payments actually received, other reimbursement or tax benefit actually realized by such party.

          (e) If a claim by a third party is made against a party hereto (an "Indemnified Party"), and if an Indemnified Party intends to seek indemnity with respect thereto under this Section 13, the Indemnified Party shall promptly notify the party required to indemnify the Indemnified Party pursuant to this
Section 13 (an "Indemnifying Party") of such claim (the "Indemnity Notice"); provided, however, that failure by an Indemnified Party to notify an Indemnifying Party of such claim shall not effect the Indemnified Party's right to seek indemnification so long as the Indemnifying Party is not materially prejudiced by such failure to have been notified of such claim. The Indemnifying Party shall have ten (10) days after receipt of the Indemnity Notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that with respect to settlements entered into by the Indemnifying Party, the Indemnifying Party shall obtain the release of the claiming party in favor of the Indemnified Party. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, providing that the fees and expenses of such counsel shall be borne by the Indemnified Party. With respect to indemnification provided for hereunder, the Indemnified Party shall not pay or settle any such claim so long as the Indemnifying Party is reasonably contesting any such claim in good faith. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such claims, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party.


          (f) Subject to the limitations set forth in Sections 13(c)-(e), if the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its good faith reasonable judgment at the expense of the Indemnifying Party subject to the other terms and provisions of this Section 13.

     14.  Nature and Survival of Representations and Warranties;
          Rules Regarding Indemnification and Other Actions.

          (a) All statements, representations, warranties and indemnities made by each of the parties hereto (and in any schedule or exhibit hereto) are and shall be true and correct as of the date hereof and as of the Closing Date, and each of them shall survive the Closing for the period provided in Section 14(b) hereof and shall be subject to Section 13 hereof.

          (b) No claim shall be made by or enforced against any party hereto, whether pursuant to Section 13 hereof or by an action at law or any other action including, but not limited to, a claim of a breach of a representation and warranty (collectively, "Other Action") unless and to the extent that the Indemnity Notice or notice of an Other Action shall have been given by the party seeking indemnification or instituting an Other Action to the other party not later than 36 months after the Closing Date or, with respect to taxes, the date upon which the applicable period of limitation on assessment or refund of any relevant tax has expired; provided that claims asserted pursuant to an Indemnity Notice or notice of an Other Action prior to the expiration of the applicable survival period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

     15. Financial Statements; Closing Date Balance Sheet. (a) Seller shall deliver to Purchaser the Balance Sheets of the Business as at December 31, 1993, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended on each such date, audited and reported upon by Ernst & Young, LLP, including in each case the notes thereto or such other financial statements as shall be required to comply with the rules promulgated under Rule 3-05 of Regulation S-X (collectively, the "Audited Financial Statements"). The Audited Financial Statements shall be delivered to Purchaser no later than forty-five (45) days after the date of the execution of this Agreement.

          (b) Seller shall cause to be delivered to Purchaser, on or before October 21, 1996, unaudited balance sheets of the Business as at September 30, 1996 and the unaudited related consolidated statements of operations, stockholders' equity and cash flows for the nine (9) month period ended on September 30, 1996, all of which shall be certified by an appropriate officer of Seller and prepared in accordance with GAAP consistently applied throughout the period covered by the September 30, 1996 financial data except as otherwise expressly noted therein (the "September 30 Financials").

          (c) Promptly following the Closing Date, but in no event later than ninety (90) days from the Closing Date, Seller shall deliver to Purchaser the audited (as provided for in Section 15(d) hereof) Balance Sheet of the Business as at the Closing Date including, without limitation, the taking of a physical inventory and an aging analysis which shall be consistent with the amount of the receivables shown on the Closing Balance Sheet (as herein defined) (the "AR Analysis") of accounts receivable (the "Closing Balance Sheet"). The Closing Balance Sheet shall be utilized to determine certain of the adjustments to the Purchase Price to be made in accordance with Schedule 2(c) hereof.

          (d) The Audited Financial Statements and the Closing Balance Sheet shall each be audited by Ernst & Young, LLP at the expense of Purchaser, and prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and, together with the September 30 Financials, shall be complete, accurate and a fair presentation of the financial condition of the Business as of the dates thereof and the results of operations for the periods covered thereby. Seller shall provide full access to Ernst & Young, LLP and otherwise fully cooperate with such auditors in connection with their examination of the books and records of Seller in connection with the preparation of Audited Financial Statements and the Closing Balance Sheet and such cooperation shall include, without limitation, execution by an appropriate officer of Seller of the required representation letters to Ernst & Young, LLP in respect of such financial statements.

     16. Hart-Scott-Rodino. As soon as practicable after the execution of this Agreement, Seller and Purchaser shall make their respective filings, and shall thereafter promptly make any other required submissions in connection therewith under the HSR Act with respect to the transactions contemplated by this Agreement. Purchaser and Seller shall cooperate with one another in respect of, and shall diligently pursue the obtaining of all governmental consents, permits, authorizations, approvals, and waivers required in connection with the transaction contemplated hereby including, without limitation, those required under the HSR Act. Purchaser and Seller will prosecute all such filings with all reasonable diligence and will diligently oppose any objection to, appeals from, or petitions to stay or reconsider such governmental consents, permits, authorizations, approvals and waivers. Purchaser and Seller both agree not to take any action which might materially and adversely affect the obtaining of such consents, permits, authorizations, approvals and waivers.

     17. (a) Software License and Support Agreement; Continuing Services Agreement.

          (b) Software License and Support Agreement. At the Closing, Seller and the Shareholder shall deliver to Purchaser the Software License and Support Agreement, a copy of which is annexed hereto as Schedule 17(a) and the Software Side Letter, a copy of which is annexed hereto as Schedule 17(a)(i).


          (c) Continuing Services Agreement. At the Closing, Seller and the Shareholder shall deliver to Purchaser the

Continuing Services Agreement, a copy of which is annexed hereto as Schedule 17(b).


     18. (a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (i) by the written agreement of Purchaser and Seller;

          (ii) by either Seller or Purchaser by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. E.T. on November 30, 1996, unless such date shall be extended by the mutual written consent of Seller and Purchaser.

          (iii) by the Purchaser by written notice to Seller if (A) the representations and warranties of Seller shall not have been true and correct in all respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (B) if any of the conditions precedent set forth herein shall not have been, or if it becomes apparent that any of such conditions will not be fulfilled by 5:00 p.m. E.T. on November 30, 1996, unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

          (iv) by Seller by written notice to Purchaser if (A) the representations and warranties of Purchaser shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) as of the date when made or (B) if any of the conditions precedent set forth herein shall not have been, or if it becomes apparent that any of such conditions will not be fulfilled by 5:00 p.m. E.T. on November 30, 1996, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

          (b) Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of paragraph (a) of this Section, this Agreement shall become void and have no effect, without any liability in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of the directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates of any party hereto, except as specified in Section 20 hereof and except for any liability resulting from such party's breach of this Agreement.

     19. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

            In the case of Purchaser, with a copy to:

            Zukerman Gore & Brandeis, LLP
            900 Third Avenue
            New York, New York  10022-4728
            Facsimile no.:  (212) 223-6433

            Attention:  Jeffrey D. Zukerman, Esq.

            In the case of Seller, with a copy to:

            GE Capital Technology Management Services
            6875 Jimmy Carter Boulevard, Suite 3200
            Norcross, GA  30071
            Facsimile no.:  (770) 246-6322

            Attention:  Mr. D. Michael Upton

Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

     20. Expenses. Seller and Purchaser each shall bear their respective expenses, costs and fees (including, without limitation, attorneys' and (except as otherwise provided in this Agreement or a Schedule hereto) auditors' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

     21. Miscellaneous. (a) This Agreement, including, without limitation, the schedules and other documents referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements or understandings with respect hereto, and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (c) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

          (d) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections nor affect the meaning or interpretation of this Agreement.

          (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

          (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          (g) This Agreement and all amendments hereto shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without reference to principles of conflict of laws.

          (h) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

          (i) All schedules attached hereto shall be incorporated by reference herein as if set forth herein in full.

          (j) Seller, on the one hand, and Purchaser, on the other hand, agree that, without the prior written consent of the other, unless otherwise required by Applicable Law, neither it nor its Affiliates shall not make or permit to be made any announcement of any kind about this Agreement or the transactions contemplated hereby, either prior to the Closing Date or any time hereafter in the event the transactions contemplated hereby are not consummated as provided herein.

          (k) Seller, on the one hand, and Purchaser, on the other hand,

represent and warrant to the other that there is no obligation to pay any commission, finder's fee, broker's fee or similar charge in connection with the transactions provided for in this Agreement, resulting from any agreements or other action of such representing party.

          (l) This Agreement is not intended to, and shall not confer any rights upon, any parties other than the express parties hereto.

          (m) Either party shall have the right to make non-material modifications to disclosure schedules attached to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                          CARIBINER INTERNATIONAL, INC.


                                          By: /s/ Raymond S. Ingleby
                                          ----------------------------------
                                              Raymond S. Ingleby
                                              Chairman and Chief
                                               Executive Officer


                                          GENERAL ELECTRIC CAPITAL
                                           COMPUTER LEASING CORPORATION


                                          By: /s/ D. Michael Upton
                                          ----------------------------------
                                              Name:  D. Michael Upton
                                              Title:

                                 SCHEDULE 2(c)

                          Purchase Price Adjustments

     The Purchase Price shall be increased or decreased, as the case may be, by reference and after giving effect, to the following:*

     (a) Tangible Assets. In the event the "tangible assets" of the Business set forth on the Closing Balance Sheet (i) exceed the amount set forth on Schedule 2(c)(i) annexed hereto (the "Tangible Projected Amount"), the Purchase Price shall be increased, dollar for dollar, by the amount of such excess or (ii) are less than the Tangible Projected Amount the Purchase Price shall be decreased, dollar for dollar, by the amount that tangible assets of the Business as set forth on the Closing Balance Sheet are less than the Tangible Projected Amount. For purposes of this Schedule 2(c), the term "tangible assets" shall include all of the items listed on Schedule 2(c)(i).

     (b) Receivables. The Purchase Price shall be decreased, dollar for dollar, by the amount of the account and trade receivables of the Business derived in respect of business completed prior to the Closing Date (the "Closing Receivables Reduction Amount"). For purposes of determining that portion of the Purchase Price to be paid at the Closing, the Closing Receivables Reduction Amount shall be determined by reference to a true and correct schedule of receivables certified by an appropriate officer of Seller as of a date no earlier than thirty (30) days prior to the Closing Date. The actual amount of the Closing Receivables Reduction Amount shall be determined by reference to the Closing Balance Sheet and any further adjustment in Purchase Price resulting from any variance in the Closing Receivables Reduction Amount and the amount of receivables on the Closing Balance Sheet shall be made. Notwithstanding the foregoing to the contrary, all such receivables that give rise to such reduction in Purchase Price shall, nevertheless, be collected by Purchaser in the ordinary course of the Business, held solely for the account of Seller, and, upon receipt, promptly remitted to Seller. Purchaser shall be under no obligation to commence litigation or bring any action against any client or customer of the Business in order to collect such receivables and Purchaser shall not, except as otherwise provided in Section 4(b) of the Purchase Agreement, be responsible or otherwise liable to Seller for any reason, provided it acts in

- ----------

     * Capitalized terms used in this Schedule that are not otherwise defined herein shall have the meanings given to them in the Agreement and the Schedules attached thereto.

good faith, by virtue of any failure of any party to promptly pay any such receivables to Purchaser for the Seller's account.

     (c) Advance Billings. The Purchase Price shall be decreased, dollar for dollar, by the amount of the advance billings listed on Schedule 6(bb) of this Agreement. The actual amount of the advance billings shall be determined by reference to the Closing Balance Sheet. If the advance billings determined by reference to the Closing Balance Sheet are greater or less than those listed on
Schedule 6(bb), the Purchase Price shall be decreased or increased, as the case may be, dollar for dollar, by such change in the amount of the advance billings.

     (d) Payment of Sums Due. Promptly following receipt of the Closing Balance Sheet, Purchaser and Seller shall mutually determine the net amount due Seller or Purchaser, as the case may be, in respect of the adjustments pursuant to (a),
(b) and (c) above. Within fifteen (15) days following such determination the party obligated to make a payment in respect of the net amount of such adjustments (set forth (a), (b) and (c) above) shall remit such sum to the party entitled to receive payment. The obligation of the parties under this Schedule 2(c), which is, and shall be deemed to be, an integral part of this Agreement shall survive the Closing. If any sums due pursuant to this Schedule 2(c) are later determined to have been calculated in error, either as a result of a restatement of the Closing Balance Sheet or otherwise, the obligations of the

Purchaser or the Seller, as the case may be, to further adjust the Purchase Price shall survive the payment of any adjustments paid or payable pursuant to this Schedule 2(c).

                                SCHEDULE 2(c)(i)

                                 TANGIBLE ASSETS



                                                 For the Period
GE Capital/Total Audio Visual Services Assets    Ended 4/30/96


Current Assets

         Accounts Receivable                     $ 10,100,129.46
         Allowance for Doubtful Accounts         $    (25,305.27)
         Employee Purchases                      $      9,567.09
         Employee Advances                       $        200.00
         Resale Inventory                        $    856,953.23
                                                 ---------------
                  Total Current Assets                            $10,941,544.51


Fixed Assets (Net of Amortization)

         Leasehold Improvements                  $  1,379,622.60
         Vehicles                                $     98,397.56
         Furniture & Fixtures                    $  1,361,674.16
         Undistributed Expenditures              $      6,722.28
         Rental Inventory                        $  8,565,547.37
                                                 ---------------
                  Total Fixed Assets                              $11,411,963.97


Other Assets

         Prepaid Commissions                     $    502,131.87
         Prepaid Rent                            $     26,912.37
                                                 ---------------
                  Total Other Assets                              $   529,044.24
                                                                   -------------


Total Assets for Sale(1)                                          $22,882,552.72
                                                                  ==============



- --------
1 Cash, receivables and total Goodwill have been classified by this agreement as "Excluded Assets," and, as such, are disclosed in Schedule 1(c).

                                                      Schedule 6(bb)



ADVANCE BILLINGS AS OF 8/31/96


                Client                                              Amount
                ------                                              ------
[Names of Clients intentionally omitted]                    $      10,831.17
                                                            $      67,845.00
                                                            $      15,155.01
                                                            $      96,838.40
                                                            $      51,211.20
                                                            $      20,989.18
                                                            $      19,000.00
                                                            $      40,917.30
                                                            $      47,000.00
                                                            $      11,000.00
                                                            $      19,040.00
                                                            $      29,375.76
                                                            $      70,532.70
                                                            $      23,850.00
                                                            $      40,583.29
                                                            $      10,000.00
                                                            ----------------

Total Advance Billings                                      $     574,169.01